The following is a transcript of the earnings conference call of RAIT Financial Trust, or RAIT, held on February 10, 2011.

This report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about future financial and operating results and performance, statements about RAIT’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of RAIT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of RAIT. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: those discussed and identified in RAIT’s public filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009.

These risks and uncertainties also include the following factors: Global recessionary economic conditions and adverse developments in the credit markets have had, and we expect will continue to have, an adverse effect on our investments and our operating results, including causing significant reduction in the availability of financing to us and for refinancing to our borrowers, increases in payment defaults and other credit risks in our investments, decreases in the fair value of our assets and decreases in the cash flow we receive from our investments; Our ability to generate operating cash flow and access capital has been, and may continue to be, adversely affected by the global recessionary economic conditions and adverse developments in the capital markets; The failure of most of our Taberna securitization financings to meet their performance tests, including over-collateralization requirements, has reduced, and may continue to reduce, our net income and cash flow generated by these securitizations, may trigger certain termination provisions in the related collateral management agreements under which we manage these securitizations and has caused an event of default under most of these securitizations and may cause an event of default under the remaining securitizations; If our securitizations secured primarily by commercial real estate loans were to fail to meet their performance tests, including over-collateralization requirements, our net income and cash flow would be materially reduced; If a collateral management agreement is terminated or if the securities serving as collateral for a securitization are prepaid or go into default, the collateral management fees will be reduced or eliminated; Our investments in securitizations are exposed to greater uncertainty and risk of loss than investments in higher grade securities in these securitizations; Adverse market trends relating to the loans and real estate securities collateralizing our securitizations have reduced, and are expected to continue to reduce, the value of our retained interests in these securitizations; Our financing arrangements contain covenants that restrict our operations, and any default under these arrangements would inhibit our ability to grow our business, increase revenue and pay distributions to our shareholders; Our reliance on significant amounts of debt to finance investments may subject us to an increased risk of loss, reduce our return on investments, reduce our ability to pay distributions to our shareholders and possibly result in the foreclosure of any assets subject to secured financing; We may seek to acquire, redeem, restructure, refinance or otherwise enter into transactions to satisfy our debt which may include issuances of our debt and/or equity securities, sales or exchanges of our assets or other methods; We operate in a highly competitive market which may harm our business, financial condition, liquidity and results of operations; Loss of our management team or the ability to attract and retain key employees could harm our business; We are subject to litigation and IRS examinations and the adverse resolution of these matters could have a material adverse effect on our financial condition and results of operations; We may enter into new businesses, make future strategic investments or acquisitions or enter into joint ventures, each of which may result in additional risks and uncertainties in our business; Payment defaults and other credit risks in our investment portfolio have arisen, and may continue to increase, which has caused, and may continue to cause, adverse effects on our cash flow, net income and ability to make distributions; If we are unable to improve the performance of commercial real estate properties we take control of in connection with restructurings, workouts and foreclosures of investments, our financial performance may be adversely affected; We may not realize gains or income from investments and have realized, and may continue to realize, losses from some of our investments; We cannot predict the effect on us that government policies and plans adopted in response to global recessionary economic conditions and adverse developments in the credit markets will have; Our investment portfolio may have material geographic, sector, property-type and sponsor concentrations; A portion of our assets and liabilities are recorded at fair value as determined in good faith by our management and, as a result, there may be uncertainty as to the value of these investments; When we acquire properties through the foreclosure of commercial real estate loans, we may recognize losses if the fair value of the property internally determined upon such acquisition is less than the previous carrying amount of the foreclosed loan; The fair value of our assets that we record at their fair value under the fair value option has declined, and may continue to decline, substantially, which has had, and may continue to have, an adverse effect on our financial statements; We may fail to qualify as a REIT, and such failure to qualify would have significant adverse consequences on the value of our common shares; Loss of our Investment Company Act exemption would affect us adversely; Our failure to maintain a broker-dealer license in the various jurisdictions in which we do business could have a material adverse effect on our business, financial condition, liquidity and results of operations.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the conference call referenced in this report. All subsequent written and oral forward-looking statements concerning the matters addressed in this report and attributable to RAIT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as may be required by law.

DISCLAIMER

The information contained in this transcript is a textual representation of RAIT’s conference call and while efforts were made to provide an accurate transcription, there may be material errors, omissions or inaccuracies in the reporting of the substance of the conference calls. In no way does RAIT assume any responsibility for any investment or other decisions made based upon the information provided on in this event transcript. Users are advised to review RAIT’s conference call itself and RAIT’s SEC filings before making any investment or other decisions.

CORPORATE PARTICIPANTS

Andres Viroslav

RAIT Financial Trust — VP, Director of Corporate Communications

Scott Schaeffer

RAIT Financial Trust — CEO

Jack Salmon

RAIT Financial Trust — CFO

CONFERENCE CALL PARTICIPANTS

David Chiaverini

BMO Capital Markets — Analyst

Robert Schwartzberg

Compass Point Research and Trading — Analyst

Gabe Poggi

FBR Capital Markets — Analyst

John Evans

Edumunds White Partners — Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen. And welcome to the Q4 2010 RAIT Financial Trust earnings conference call. (Operator Instructions). I’d now like to turn the conference over to your host for today, Mr. Andres Viroslav, Senior Vice President and Director of Corporate Communications. Please proceed, sir.

Andres Viroslav - RAIT Financial Trust — VP, Director of Corporate Communications

Thank you, Steve, and good-morning to everyone. Thank you for joining us today to review RAIT Financial Trust’s fourth quarter and fiscal 2010 financial results. On the call with me today are Scott Schaeffer, Chief Executive Officer, and Jack Salmon, RAIT’s Chief Financial Officer. This morning’s call is being webcast on the website at www.raitft.com. There will be a replay of the call available via webcast on the website and telephonically beginning at approximately 1:00 p.m. Eastern time today. The dial-in for the replay is 888-286-8010 with the confirmation code of 87219017.

Before I turn the call over to Scott, I would like to remind everyone that there will be may be forward-looking statements made in this call. These forward-looking statements reflect RAIT’s current views with respect to future events and financial performance. Actual results could differ substantially and materially from what RAIT has projected. Such statements are made in good faith pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Please refer to RAIT’s press release and filings with the SEC for factors that could affect the accuracy of our expectations or cause our future results to differ materially from those expectations. Participants may discuss non-GAAP financial measures in this call. A copy of RAIT’s press release containing financial information, other statistical information and a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure is attached to RAIT’s most recent current report on Form 8-K available at RAIT’s website, www.raitft.com, under Investor Relations. RAIT’s other SEC filings are also available through this link. RAIT does not undertake to update forward-looking statements in this call or with respect to matters described herein except as may be required by law.

Now I’d like to turn the call over to the RAIT’s Chief Executive Officer, Scott Schaeffer. Scott?

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you very much, Andres. And thank all of you for joining us this morning as we present RAIT’s fourth quarter and fiscal 2010 results.

Let’s get right to it. We are seeing clear signs of improvement in the commercial real estate markets which has had a positive impact on the quality of RAIT’s earnings and the continued improvement in the credit and operating performance of the assets within our portfolios .

Quarterly earnings continue to show improvement driven by increasing rental income combined with decreasing operating costs and credit reserves. GAAP earnings of $1.11 per diluted share and REIT taxable income of $11.3 million for the year both showed dramatic improvement over 2009, and supported not only all preferred dividend distributions in 2010, but also an annual common dividend of $0.03 per common share, our first common dividend in over two years. Operating income came in at $1.9 million, the first operating profit for RAIT since the third quarter of 2008. Key drivers of revenue growth during the quarter came from increasing rental income as both occupancy and rent levels headed in the right direction, and declines in property operating expenses as Jupiter Communities and CRP Commercial Services, RAIT’s internal property managers, continue to do an excellent job managing our owned portfolio. In addition, we continued to generate gains and reduce interest expense throughout 2010 from repurchasing both our recourse and non-recourse debt at a discount. Also worth noting, corporate G&A expenses declined quarter over quarter and year over year as we began to realize the benefits of various cost-cutting strategies.

The credit environment continues to improve as stability in the loan portfolio resulted in a reduction of the quarterly provision for loan loss. At year end, we feel we are adequately reserved for potential future losses with a 51% reserve against our loans on non-accrual status. We are also seeing an increase in loan repayments as liquidity returns to the commercial real estate market.

We continue to make progress de-leveraging the balance sheet. In 2010, we reduced our total indebtedness by $239 million and ended the year with $294 million of recourse indebtedness. We repurchased $55 million of our CRE CDO debt, at substantial discounts during the year, repaid $13.5 million on our secured credit facilities and retired approximately $102.5 million of our senior convertible notes in 2010.

Now on to new business initiatives. First, in response to a revival in the securitization market, I’m pleased to announce that we recently formed a CMBS lending business utilizing our existing platform and internal expertise. We have begun quoting loans to prospective borrowers and will write loans of $5 million to $30 million on stable office, retail, multi-family and light industrial properties on a nationwide basis. This CMBS business will be funded with our own capital and that of an outside investor through a joint venture relationship.

Secondly, we recently announced the acquisition of a development stage non-traded public REIT, which we have renamed Independence Realty Trust. We plan to position Independence Realty Trust to be a multifamily-focused equity REIT externally managed by RAIT. Since Independence Realty Trust is a separate public company, information concerning its activities will be provided through its SEC filings.

We look to build on these initiatives throughout 2011.

At this point I’d like to turn the call over to Jack.

Jack Salmon - RAIT Financial Trust — CFO

Thank you, Scott. The financial highlights for the periods ended December 31, 2010 include GAAP earnings per share diluted from continuing operations of $29.5 million or $0.29 per common share for the quarter, and $98.2 million or $1.11 per share for the year that ended; $5 million of REIT taxable income was generated during the quarter and $11.3 million was generated for the full year; and a $41 million reduction in total debt outstanding this quarter, resulting in cumulative debt reductions of $239 million since December 31, 2009.

I’m going to comment on our consolidated results of operations which have shown significant improvement for the fourth quarter, and in comparison to the prior quarter of the prior year as follows:

Total revenue this quarter was $37.1 million, an increase of 1.7% over the third quarter of 2010. In total, 54% of our revenue was derived from rental income, 38% from net interest margin and 8% from fee and other income. Changes in our net interest margin this year reflect higher income, partly due to the return of net interest received on $49 million of loans formerly on a non-accrual status. This is offset by lower interest income from the $249 million reduction in CRE loans outstanding due to $108 million of loan repayments during the year and $141 million of loan conversions during 2010. This past year, we increased our directly owned real estate by $103 million with 47 owned properties that are generating $20.2 million of rental income this quarter, an increase of $1.7 million which is 9% higher than the third quarter of 2010, and a 50% increase over the comparable fourth quarter of 2009. Our net rental income less the related real estate operating expenses increased to $6.2 million this quarter, more than double the return from the prior quarter and more than 15 times the net operating income generated during the fourth quarter of 2009.

Turning to our provision for loan losses. As Scott mentioned, we recorded a lower provision of CRE loan losses of $2.5 million this quarter as compared to $10.8 million last quarter, and $22.5 million in the fourth quarter of 2009. Our allowance for CRE loan losses of $62 million represents approximately 51% of the non-performing loan balance at year end. During the fourth quarter, we charged off $13 million against this reserve for loans that we no longer own. We also converted two CRE loans, one of which was on a non-performing basis, with a combined carrying value of approximately $30 million, into our owned real estate portfolio. As a result of these changes, our total CRE loans on non-accrual status have been reduced by $21 million during this quarter to $122 million, or approximately 10.4% of the outstanding unpaid balance. For the full year, we converted nine loans with a carrying value of $141 million into owned real estate and charged off $18 million against the previously established loan loss reserves for these loans.

Turning to our other operating expenses. They also continued to trend lower throughout 2010. Compared to the same quarter last year, compensation expenses were lowered by $1.1 million, a 13% decrease. G&A expense is running $3.2 million lower, a 47% decrease, and depreciation and amortization expenses are approximately $1.6 million higher, which reflect the growth in our directly owned real estate portfolio. Together with the significant improvements in our loan loss provision, these costs savings resulted in our reporting $1.9 million of operating income in the fourth quarter before other income, gains, taxes and income reported from discontinued operations.

In looking at our corporate interest expense, during the quarter, we reduced total debt outstanding by $41 million. We repurchased $28.5 million of our CRE CDO non-recourse debt for $8.2 million in cash. This generated gains on debt extinguishment of $20.3 million. On a cumulative basis, we have reduced the amount of convertible debt outstanding from $246 million at year end 2009 to $143 million at the end of 2010. This generated $30 million in gains on debt extinguishment for the year. These reductions will save approximately $5 million of net annual interest expense going forward compared to our run rate of annual interest expense at the beginning of the year.

For the portfolios that have fair value adjustments, the marks this quarter include adjustments of $10.7 million which represents a $3 million improvement in the estimated credit quality of the underlying debt securities, offset by a $26 million increase in the corresponding non-recourse debt, and a $34 million decrease in interest rate hedge liabilities which reflect changes in long term interest rates. But note, the increase in the debt marks was attributable to an unexpected prepayment by a single issuer at par, that was used to pay down the highest rated debt tranche on a dollar-for-dollar basis.

Our discontinued ops as of September 30th were established when we identified three multi-family properties as assets held for sale. Included in income from discontinued operations in the fourth quarter are $900,000 of net gains from the sale of two of these assets, and $1 million of net income related to the operations of the assets while classified as assets held for sale.

At year end, we have approximately $41 million of recourse debt maturities coming due within the next year. This is primarily associated with our two secured bank credit facilities. We expect to either repay or extend these corporate obligations in the normal course of business this year. Our total debt-to-equity ratio is 2.3 times at year end compared to our ratio of three times at December 31, 2009.

Next I would like to comment on a significant recent development. During 2010, we reported an income tax provision of $1.6 million, solely related to our taxable REIT subsidiaries. The IRS has examined the tax returns of Taberna Capital Management, one of our taxable REIT subsidiaries, for the years 2006 through 2008. The Service had been challenging certain tax deductions related to our transfer pricing methodology during these years. Recently we have reached an agreement that resolved all three years under exam for a net cash payment of approximately $325,000.

Next I’ll briefly highlight some of the changes in our investment portfolios.

Our CRE loan portfolio has a $1.2 billion of loans outstanding, representing 41% of our consolidated assets. These are securitized by long term match-funded, non-recourse financing. The two CRE loan securitizations, CRE 1 and CRE 2, currently are meeting all of their interest coverage and overcollateralization requirements. As of the most recent payment cycle, the most stringent OC test was at 123.7% versus a trigger of 116.2% in CRE 1, and at 113.5% versus a trigger of 111.7% in CRE 2.

During the fourth quarter, we converted two multi-family loans with a carrying value of $31 million into owned real estate and we received $26 million of loan payoffs and repayments, thereby reducing our total loan portfolio by about $55 million. The lower outstanding loan balance has the effect in the short term of reducing our net interest margin until those proceeds are fully redeployed and reinvested. As we continue to recycle capital obtained from loan repayments, we expect to reinvest these proceeds to fund new CRE loans in 2011.

Our second portfolio is our CRE-owned portfolio, which has $841 million of assets representing approximately 28% of our consolidated assets. We have designated one multi-family asset as assets held for sale at December 31, 2010, which has been removed from the associated rental income and related operating expenses and reflected in the results of discontinued operations. At year end, we own 47 properties with 68% of the total dollar value represented by multi-family properties, 24% in office, 5% in retail and 3% in other property types.

Our third portfolio is our debt securities portfolio which represents 24% of our consolidated assets and is comprised primarily of trust preferred securities and other debt securities owned by Taberna 8 and Taberna 9. Both the $705 million of investments and $148 million of related non-recourse debt financing are reported under fair value accounting methods. Most of the quarterly cash flows currently are being used to pay down the highest-rated senior debt tranches. We did receive $25 million of principal payments in the fourth quarter and $38 million of repayments for the full year. All of these have been used to repay the debt holders of the most senior rated debt tranche. RAIT continues to receive only the senior portion of our collateral management fees on this portfolio.

Lastly, I’ll address our REIT status and REIT taxable income for 2010. As a REIT, we are required to make distributions of at least 90% of our annual REIT taxable income. We are reporting today estimated REIT taxable income of approximately $5 million for the fourth quarter which resulted in positive REIT taxable income of $11.3 million for all of 2010. This REIT taxable income already reflects the deductions taken for the preferred dividends of $3.4 million per quarter and $13.6 million for the year. Our board met in January of 2011 to review these results for the full year and they determined to declare a $0.03 per share common dividend attributable to our annual results for all of 2010. The common dividend which amounted to $3.2 million was paid in January of 2011. The remaining REIT taxable income will be reduced by $8.1 million of available tax NOLs so that we retain our REIT status. And we plan to utilize our remaining $27.5 million of tax NOL carry forwards to offset future REIT taxable income arising from expected non-cash gains. With that I’d like to turn the call back to Scott.

Scott Schaeffer - RAIT Financial Trust — CEO

Thanks very much for that full report, Jack. There are still some challenges ahead. First it’s employment. The national employment picture remains weak which negatively impacts the housing market and can easily slow the economic recovery. On the plus side, however, this weak housing market has increased demand for apartments and RAIT is benefiting from this trend. RAIT’smulti-family portfolio ended the year at 86% average occupancy compared to 78% at December 31st 2009. Many so-called experts are predicting that 2011 and 2012 will be two of the best years ever for multi-family properties as demand outpaces supply. We are also seeing increased leasing activity within our office portfolio as tenants renew leases and lock up additional space as confidence grows in the sustainability of the economic recovery. Also, access to capital remains limited but as the economic recovery continues we expect capital to become more readily available to invest in commercial real estate assets. As a result, as more and more of our existing loans repay, RAIT will benefit since we have reinvestment rights in both of our managed CRE loan securitizations and therefore more opportunities to originate new match funded commercial real estate loans.

I think at this time, Steve, I’d like to open up the call for questions.

QUESTION AND ANSWER

Operator

Certainly, sir. (Operator Instructions). Your first question comes from the line of David Chiaverini with BMO Capital Markets.

David Chiaverini - BMO Capital Markets — Analyst

Good morning, guys. A couple of questions for you. First on the CDO debt repurchases, does that count towards taxable income, the gain from that?

Jack Salmon - RAIT Financial Trust — CFO

Sure, Dave, it’s taxable income in the year of the debt repurchase and cancellation.

David Chiaverini - BMO Capital Markets — Analyst

Okay. And are you continuing to cancel the debt that’s repurchased?

Scott Schaeffer - RAIT Financial Trust — CEO

No, David, we have not. We did it that one time, but the additional debt that we repurchased we continue to hold.

David Chiaverini - BMO Capital Markets — Analyst

Okay.

Scott Schaeffer - RAIT Financial Trust — CEO

I just want to point out one more thing relative to that. These gains are non-cash gains of course, and in 2009 and 2010, we had the ability to defer those non-cash gains instead of counting them as income for dividend distribution. Going forward we don’t have that option and that’s one of the considerations of keeping some of the NOL available.

David Chiaverini - BMO Capital Markets — Analyst

And as it relates to the NOL’s, you mentioned about $28 million carry forwards. So you can use that to offset taxable income. I was wondering how come you didn’t use some of those NOLs to offset some of the taxable income from last year in which you paid that $0.03 dividend?

Jack Salmon - RAIT Financial Trust — CFO

David, as I commented, we did use about $8 million of NOL’s to offset 2010 taxable income, but also given the trends that we just described the board felt confident that a dividend should be paid to the common shareholders given that we have always paid dividends to the preferred shareholders throughout this period.

David Chiaverini - BMO Capital Markets — Analyst

Okay. And you mentioned about an increase in how liquidity is coming back to the commercial real estate market in that you’re seeing an increase in loan repayments. Do you have at your fingertips what the quarterly trend of repayments in the CRE portfolio over the past two or three quarters?

Scott Schaeffer - RAIT Financial Trust — CEO

It’s still very lumpy, but we are seeing as I said we are seeing more and more, and many of our loans — I should say all of our loans require advanced notice on repayment. So borrowers have been inquiring as to that time frame and also just giving us an idea that they are actively in the market to refinance their properties indicating that we will be getting more repayments.

David Chiaverini - BMO Capital Markets — Analyst

And do you have at your fingertips how much was in the fourth quarter of loan repayment?

Jack Salmon - RAIT Financial Trust — CFO

The fourth quarter was $26 million in loan repayments compared to $108 million for the year as a whole. It wasn’t that evenly distributed.

David Chiaverini - BMO Capital Markets — Analyst

Okay. Then my last question relates to Independence Realty Trust. How much in assets does that have? Is it — or is it currently in the formation phase?

Jack Salmon - RAIT Financial Trust — CFO

The company we bought basically had made no direct investments at the time we purchased them so our purchase price of $2 million really represents the start-up costs associated with formation of the entities. And it has a registered offering that we’ll be in the process of updating.

David Chiaverini - BMO Capital Markets — Analyst

I see. So you’re in the process of raising money for that now?

Jack Salmon - RAIT Financial Trust — CFO

Well, first, we have to update the filings, post our acquisition.

David Chiaverini - BMO Capital Markets — Analyst

Great. Thank you.

Jack Salmon - RAIT Financial Trust — CFO

Thank you, Dave.

Operator

And your next question comes from the line of Robert Schwartzberg with Compass Point.

Robert Schwartzberg - Compass Point Research and Trading — Analyst

Good morning.

Scott Schaeffer - RAIT Financial Trust — CEO

Good morning, Rob.

Robert Schwartzberg - Compass Point Research and Trading — Analyst

I had a question about the joint venture which you are trying to get off the ground, the CMBS lending joint venture, do you have any targets and do you have any discussion about where the financing would come for that?

Scott Schaeffer - RAIT Financial Trust — CEO

We have an agreement with a joint venture partner in order to fund this business along with RAIT. Our originators are out actively quoting loans and together with our partner we are seeking a warehouse line to expand capacity.

Robert Schwartzberg - Compass Point Research and Trading — Analyst

So (unintelligible) that they’re bringing the money, and you’re bringing the origination platform and you’ll own some part of the joint venture?

Scott Schaeffer - RAIT Financial Trust — CEO

That’s correct. And we’re bringing some money as well.

Robert Schwartzberg - Compass Point Research and Trading — Analyst

Do you have any guidance as to when we might hear something more definitive?

Scott Schaeffer - RAIT Financial Trust — CEO

No. I don’t have any guidance. We are out quoting loans, we will be closing loans. And I think that’s what we’ll see. And then we’ll be taking them to the securitization market in — and you’ll also see and hear about that.

Robert Schwartzberg - Compass Point Research and Trading — Analyst

Well, great. Thank you very much.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you.

Operator

And your next question comes from the line of Gabe Poggi with FBR.

Gabe Poggi - FBR Capital Markets — Analyst

Hey, good morning, guys. Congrats on the positive operating income. A couple questions for you as you — to follow up on Rob’s question about the CMBS lending business, do you have a target, an origination side? You said $5 to $30 million per loan, is there for the year a target number you think you can close on? And then what your expected returns on whatever your invested equity may be, what kind of returns do you think you can generate from that business?

Scott Schaeffer - RAIT Financial Trust — CEO

The plan is to turn the pool three times a year in the first year that would equate with some warehouse financing, that would equate to $500 million up to $1 billion of loan production. And I think at this point, however, it is a little too soon to determine what the profitability on the equity investment would be because the spreads fluctuate daily, and we’re just building the first pool now so we don’t really know what the profitability will be when we go to securitize it. I will tell you that most people in this space are targeting returns in the high teens, the low 20’s.

Gabe Poggi - FBR Capital Markets — Analyst

Gotcha. Okay. That’s helpful. And then do you guys have from your core, for lack of a better word, legacy business, do you have a trajectory or sense that operating earnings can continue to climb over the course of the year based on what you guys are seeing inside your CRE CDO’s from a credit perspective?

Jack Salmon - RAIT Financial Trust — CFO

You’re asking on the loan portfolio, Gabe, or on the owned portfolio?

Gabe Poggi - FBR Capital Markets — Analyst

Well, the loan — well, a combination of both, quite frankly

Jack Salmon - RAIT Financial Trust — CFO

Well, the loan portfolio is going through some regeneration of, redeployment of capital, so as loans pay off at the old rates we’ll put new loans in place at current rates. Spreads are widening out a little bit in that portfolio. But our key there is that our cost of funds are already fixed because of the legacy debt financing we have in place and the ability to refinance and place new loans against that financing capability. On the owned portfolios as I reported and I think as Scott has said in previous calls it takes time from the time you take over an asset until you get it stabilized. And our core portfolios are showing signs of strong occupancy and once you get occupancy to that stabilized level you’re able to increase rents. So our hopes are that costs are coming down and the rents will increase again given the various market conditions that Scott alluded to so we are able to build improving trends in 2011.

Gabe Poggi - FBR Capital Markets — Analyst

Have repayments or prepayments in the loan book been by and large at or close to par?

Scott Schaeffer - RAIT Financial Trust — CEO

Yes. And in some instances north of par where they were exit fees.

Gabe Poggi - FBR Capital Markets — Analyst

Thanks guys, that was helpful.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you, Gabe.

Operator

Your next question comes from the line of John Evans with Edmunds White Partners.

Scott Schaeffer - RAIT Financial Trust — CEO

Hi John

John Evans - Edumunds White Partners — Analyst

Hey, how are you today? Can you talk a little bit about — you guys have done a great job really deleveraging the company. First of all, I don’t think you mentioned in the script that you have that ability to sell stock in the open market. Did you sell any stock this quarter or do we have to wait for the K files?

Jack Salmon - RAIT Financial Trust — CFO

We’ll have more disclosure in the K, it will be filed at the end of the month, John, but yes, we did sell/raise some equity through our ATM program in the fourth quarter.

John Evans - Edumunds White Partners — Analyst

You can’t disclose it until it comes out in the K?

Jack Salmon - RAIT Financial Trust — CFO

Well, we issued roughly 8 million shares during the fourth quarter.

John Evans - Edumunds White Partners — Analyst

Got it, okay

Jack Salmon - RAIT Financial Trust — CFO

And that capital was used to retire the debt that we described on our CRE CDO debt.

John Evans - Edumunds White Partners — Analyst

You have done a great job on convertibles. Can you talk a little bit about your strategy, because the next time you report, well, they’ll be pretty close to going current or they will be going current. Can you talk about your thought process to refinancing those or doing different terms with the holders or how do you plan to get to the other side there?

Scott Schaeffer - RAIT Financial Trust — CEO

Well, obviously, we’re focused on this issue as well. We have had some — we have had a lot of success in 2010, so we’re going to continue through 2011, early into 2011 with more of the same that we did in 2010. But we are also pursuing a number of additional strategies in addition to just doing straight equity exchanges. But we feel confident that we’re going to get there.

John Evans - Edumunds White Partners — Analyst

You feel confident that you’ll be able to refinance?

Scott Schaeffer - RAIT Financial Trust — CEO

We feel confident that we will be able to retire and/or refinance the converts prior to the put date in April of 2012.

John Evans - Edumunds White Partners — Analyst

May I ask you one last question? Obviously what you bought in the CRE was a much better deal from a return on invested capital. But your — I guess why did you choose that as opposed to buying more of the converts and I know it wouldn’t have been as good a return, but the CRE is kind of after the date. It seems like if you get this overhang of the convert over your — off the books to a degree it seems like that’s going to have really positive ramifications for your stock especially since we’re seeing the metrics really start to turn. Can you help us understand your insight into why you chose the CRE?

Scott Schaeffer - RAIT Financial Trust — CEO

One is the resources that were available at that time. We have been retiring the converts on a basis whereby the convert holders have been coming to us and offering us the debt. The debt that was offered us, the convert debt that was offered to us in the fourth quarter was not as attractive a purchase as was the CRE CDO debt. We have a long-term view of the company and we felt that retiring or repurchasing the CDO debt at the levels that was available was a better purchase at that moment.

John Evans - Edumunds White Partners — Analyst

Okay. Got it. And then can you just help me understand I guess lastly — so and this goes back to the issue one of the other callers asked about. I guess I am really surprised that you didn’t shelter all the income and not pay the dividend, so I guess was the dividend more a symbolic thing from the board just saying, hey, we have made it to the other side and we’re going to start to have a dividend policy going forward or what were you trying to show there since you could have basically sheltered that entire amount because of the NOL’s?

Scott Schaeffer - RAIT Financial Trust — CEO

It was not symbolic. There was careful consideration made of the cash position of the company, the REIT taxable income that the company had generated with an eye towards — and this is what I tried to say earlier in response to the question, with an eye towards the non-cash gains that we expect to generate going forward. The non-cash gains obviously will not be generating any cash that will be available to pay a dividend. So we were — we’re focused on how do we handle those non-cash gains in the future. All of the debt retirement gains in 2009 and 2010 we had the option to extend or defer I should say the dividend requirement related to those gains for five years. That option ended at December 31st. So any non-cash gains generated in 2011 and beyond will need shelter or will have to be covered through a dividend payment. So we along with the board actually again carefully considered what those gains might be going forward and looked at the losses that we wanted to maintain in order to help cover them.

John Evans - Edumunds White Partners — Analyst

Okay. And then one — the clarification or what I was hoping to understand, you do a great job just putting your occupancy data in here on a quarterly basis and we really saw a marked improvement on the total, that was driven obviously by multi-family continuing to go up. But you saw a big jump in office. I guess can you give us a sense on kind of what you’re seeing in the office market, do you think that occupancy data continues to get better? And then the other question, on the multi-family side usually when you get to above 85% in occupancy in markets you have the ability to start to push price and I’m wondering if you’re able to start to push rents and if you are, when should we start to see that flow through the P&L?

Scott Schaeffer - RAIT Financial Trust — CEO

I’m going to take your second part of the question first. Because it’s the answer I’m most excited about. I agree with you, I’ve always maintained that the number is 90% that when you get to 90% occupancy it means that your rents are probably a little too low. Some people like you say 85%, but yes, we are at the point now where the properties that we brought to stabilization and there are many of them, that we can actively start pushing rents going forward and we are. As far as the office occupancy goes — first of all, it’s a little more lumpy than multi-family because they’re bigger leases. So it will go up and go down instead of a more of a gradual increase. But we are seeing an increased demand for office space and retail space as well. I think that there are a lot of tenants out there that are looking at their needs going forward relative to the price of the space today because rents are lower and they want to lock in today’s rents to meet their future needs. So we’ve seen more tenants renew their leases, but we are also seeing more and more new tenants come in to look at space and hopefully lease it going forward

John Evans - Edumunds White Partners — Analyst

Got it. So just to follow up though on your excitement about the multi-family, so I know it’s a portfolio and multi-family is a very market-by-market-centric thing, but can you give us some kind of statistic or can you think about how you could articulate this going forward about maybe how much you have pushed average price by, or we can see that because I assume that’s going to be a lag in your numbers and that price should go 80% to 90% to just to EBITDA, is that correct?

Jack Salmon - RAIT Financial Trust — CFO

Your theory is correct. In terms of the information, there’ll be information in the 10-K that will show the average rental per unit. In our multi-family. And it will be a comparative table so you’ll be able to see the percentage increases that we’re generating relative to the percentage of occupancy changes that we’ve disclosed in the press release. That will give you the information you’re looking for.

John Evans - Edumunds White Partners — Analyst

Great. Super. Then the last question I have for you, just relative to — you’ve done a great job getting out of this debt, et cetera. Can you talk though — do you feel like you’re at a point in the cycle where the liquidity in the markets are starting to open up and you can extend the maturities, et cetera, and you don’t have to dilute shareholders as much from here or can you just give us your thought process relative to that?

Scott Schaeffer - RAIT Financial Trust — CEO

Well, yes.

John Evans - Edumunds White Partners — Analyst

Because you diluted shareholders by buying the converts back with stock. Obviously, they were great returns, but I’m curious about that.

Scott Schaeffer - RAIT Financial Trust — CEO

We have and we’re not interested in diluting shareholders any more than what we believe is necessary in order to retire this debt and to fund the Company’s operations. Obviously all REITs are capital intensive businesses and you have to raise the capital somehow, some way.

John Evans - Edumunds White Partners — Analyst

Sure.

Scott Schaeffer - RAIT Financial Trust — CEO

But we do have other, as I said before, we do have other strategies going forward. They do not all include equity exchanges. And it’s premature and also I think probably inappropriate for me to get into the strategies on the call here, but we are confident that we are going to be able to attack this 2012 put date without issuing shares, dollar-for-dollar to reduce the debt. So there are other strategies that we’re working on and we’ll have to see how they play out, but I don’t think that it will be the level of dilution going forward as we have seen in the past.

John Evans - Edumunds White Partners — Analyst

Thank you for your time. I really appreciate it.

Jack Salmon - RAIT Financial Trust — CFO

Thank you.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you.

Operator

And that concludes the Q&A portion of today’s conference. I would like to turn the presentation back over to RAIT’s Chief Executive Officer, Mr. Scott Shaeffer, for closing remarks.

Scott Schaeffer - RAIT Financial Trust — CEO

Thank you very much for joining us today. We’re excited about the progress that we have made. We’re going to continue to reposition and rebuild this company. Thank you. We look forward to talking with you in three months’ time.

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect.